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                                                                   Exhibit 10.17

                            COMBINATORX, INCORPORATED


                           SECOND AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT


                          DATED AS OF FEBRUARY 18, 2004

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
1.   REGISTRATION RIGHTS..........................................................................................1

   1.1   DEFINITIONS..............................................................................................1
   1.2   REQUEST FOR REGISTRATION.................................................................................3
   1.3   COMPANY REGISTRATION.....................................................................................4
   1.4   OBLIGATIONS OF THE COMPANY...............................................................................5
   1.5   FURNISH INFORMATION......................................................................................6
   1.6   EXPENSES OF REGISTRATION.................................................................................7
   1.7   UNDERWRITING REQUIREMENTS................................................................................7
   1.8   DELAY OF REGISTRATION....................................................................................7
   1.9   INDEMNIFICATION..........................................................................................8
   1.10  REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934...........................................................10
   1.11  FORM S-3 REGISTRATION...................................................................................11
   1.12  MARKET STAND-OFF AGREEMENT..............................................................................12
   1.13  TERMINATION OF REGISTRATION RIGHTS......................................................................12
   1.14  FUTURE ISSUANCES OF SECURITIES..........................................................................12

2.   COVENANTS...................................................................................................13

   2.1   DELIVERY OF FINANCIAL STATEMENTS........................................................................13
   2.2   RIGHT OF FIRST OFFER....................................................................................13
   2.3   INSPECTION..............................................................................................16
   2.4   TERMINATION OF CERTAIN COVENANTS........................................................................16

3.   COVENANTS...................................................................................................16

   3.1   NEGATIVE COVENANTS......................................................................................16
   3.2   AFFIRMATIVE COVENANTS...................................................................................17
   3.3   TERMINATION.............................................................................................18

4.   DIRECTED SHARE PROGRAM......................................................................................18

5.   MISCELLANEOUS...............................................................................................19

   5.1   SUCCESSORS..............................................................................................19
   5.2   GOVERNING LAW...........................................................................................20
   5.3   COUNTERPARTS............................................................................................20
   5.4   TITLES AND SUBTITLES....................................................................................20
   5.5   NOTICES.................................................................................................20
   5.6   ATTORNEY'S FEES.........................................................................................20
   5.7   AMENDMENTS OR WAIVER....................................................................................21
   5.8   SEVERABILITY............................................................................................21
   5.9   AGGREGATION OF STOCK....................................................................................21
   5.10  ENTIRE AGREEMENT........................................................................................21
   5.11  SPECIFIC PERFORMANCE....................................................................................21
   5.12  WAIVER..................................................................................................21

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                            COMBINATORX, INCORPORATED

                           SECOND AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

     This Second Amended and Restated Investors' Rights Agreement (the "Agreement") is made and entered into as of this 18th day of February, 2004 by and among CombinatoRx, Incorporated, a Delaware corporation (the "Company") and the persons and entities listed on Schedule A attached hereto (the "Investors").

                                    RECITALS

     WHEREAS, the parties desire to enter into this Agreement in connection with the issuance and sale of shares of the Company's Series D Preferred Stock, $0.001 par value per share (the "Series D Preferred Stock") to certain of the Investors (the "Transaction").

     WHEREAS, the Investors desire to be granted the rights created herein.

     WHEREAS, the parties desire to amend and restate the First Amended and Restated Investors' Rights Agreement (the "First Amended Investors' Rights Agreement") dated September 10, 2002 by and among the Company and the Investors (as such term is defined in the First Amended Investors' Rights Agreement).

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

     1.   REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

          1.1     DEFINITIONS.  For purposes of this Agreement:

                  (a) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC issued under such act, as they each may, from time to time be in effect.

                  (b) The term "Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC issued under such act, as they each may, from time to time, be in effect.

                  (c) The term "Basic Amount" means, with respect to a Qualified Investor, its pro rata portion of the Offered Securities determined by multiplying the number of Offered Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock then held by such Qualified Investor (giving effect to the conversion into Common Stock of all shares of convertible preferred stock then held by such Qualified Investor) and the denominator of which is the total number of shares of Common Stock then held by all of

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the Qualified Investors (giving effect to the conversion into Common Stock of all outstanding shares of convertible preferred stock).

                  (d) The term "Common Stock" means the Company's common stock, $0.001 par value per share.

                  (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration statement under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (f) The term "Holder" means any person owning Registrable Securities or any assignee thereof.

                  (g) The term "Offered Securities" means (i) any shares of its Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into capital stock of the Company.

                  (h) The term "Qualified Investor" means an Investor that is an "accredited investor" within the meaning of Rule 501 promulgated under the Act.

                  (i) The term "register," "registered," and "registration" refer to a registration of the capital stock of the Company effected by filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC pursuant to which such capital stock of the Company may be sold to the public.

                  (j) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series Preferred Stock, (ii) any Common Stock acquired by an Investor pursuant to Section 2.2 hereof or any other preemptive right or right of first refusal granted to an Investor (including, but not limited to, any Common Stock acquired pursuant to the Second Amended and Restated Co-Sale Agreement by and among the Company, Preferred Stockholders, Founders and Management Members); and (iii) any Common Stock of the Company issued as, or in connection with (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as, or in connection with), a stock dividend, stock split, recapitalization, reclassification or other similar event with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above.

                  (k) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities.

                  (l) The term "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

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                  (m)    The term "Series Preferred Stock" shall mean the
Series A Preferred Stock of the Company, $0.001 par value per share, the Series B Preferred Stock of the Company, $0.001 par value per share, the Series C Preferred Stock, $0.001 par value per share and the Series D Preferred Stock.

          1.2     REQUEST FOR REGISTRATION.

                  (a) If the Company shall receive, at any time after six (6) months after the effective date of the first registration statement filed by the Company for an underwritten public offering of securities of the Company, a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a registration statement on Form S-1 or Form S-2 (or any successor form) under the Act covering the registration of all or any portion of the Registrable Securities then outstanding having an aggregate value of at least $5,000,000, then the Company shall:

                         (i)     within ten (10) days of the receipt thereof,
give written notice of such request to all Holders in accordance with Section
5.5 and such Holders shall have the right, by giving written notice to the Company within twenty (20) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such Holder may request in such notice of election; and

                         (ii)    use best efforts to effect, as soon as
practicable after receipt of such request, to file such registration under the Act on Form S-1 or Form S-2 (or any successor form) of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within 30 days of the mailing of such notice by the Company to Holders pursuant to Section 1.2(a)(i) hereof (but in no event shall such filing be made prior to the 20 day period the Holders have to elect to register Registrable Shares).

                  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). The underwriter will be selected by the Initiating Holders and shall be subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders pursuant to Section 1.9 of this Agreement. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. If any Holder who has requested inclusion of its Registrable Shares in such registration as provided herein disapproves of the terms of the underwriting, such Holder may elect, by written notice to the Company, to withdraw its Registrable Shares from such registration statement and

                                        3
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underwriting. Notwithstanding any other provision of this Section 1.2(b), if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities held by any stockholder other than a Holder are first entirely excluded from the underwriting.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 35 days after receipt of the request of the Initiating Holders under Section 1.2 of this Agreement; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve-month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                         (i)     After the Company has effected two (2)
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective, provided, however that a registration statement shall not be counted if, as a result of the underwriter's cut-back, less than 50% of the total Registrable Shares that Holders have requested to be included in the registration statement are so included; or

                         (ii)    During the period starting with the date seven
(7) days prior to the Company's good faith estimate of the date of filing of, and ending on a date forty-five (45) days after the effective date of, a registration subject to Section 1.3 hereof, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

          1.3 COMPANY REGISTRATION. If at any time and from time to time after the effective date of the first registration statement for a public offering of securities of the Company, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities, the Company shall, at such time, promptly give each Holder written notice of such registration and the intended method for distributing such stock or securities in accordance with Section 5.5. Upon the written request of each Holder mailed to the Company within twenty (20) days after the mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.7, cause to be registered, in the proposed registration statement referenced in the Company's notice to the Holders pursuant to this Section 1.3, under the Act all of the Registrable Securities that each such Holder

                                        4
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has requested to be registered such that such Registrable Securities may be distributed in accordance with the intended method of distribution specified in the Company's notice to the Holders.

          1.4     OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to six (6) months or until the distribution contemplated in the Registration Statement has been completed; PROVIDED, HOWEVER, that (i) such six
(6) month period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such six (6) month period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the 1934 Act in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as any Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

                  (d) Use its best efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things that may be necessary or desirable to enable the Holder to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Holders; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                                        5
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                  (e)    In the event of any underwritten public offering, enter
into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement subject to the terms and conditions set forth in Section 1.2(b) of this Agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (i) Obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters and obtain a customary opinion of legal counsel for the Company, each as the holders of a majority of the Registrable Securities being sold reasonably request.

                  (j) Make available for inspection by the Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accounts to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (k) Notify each Holder, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

                  (l) Following the effectiveness of a registration statement, notify each seller of such Registrable Shares of any request by the SEC for the amending or supplementing of such registration statement or prospectus.

          1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

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          1.6     EXPENSES OF REGISTRATION. The Company shall bear and pay all expenses, other than underwriting discounts and commissions relating to the disposition or sale of the Registrable Securities, incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations to be effected by the Company pursuant to this Agreement for each Holder, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees relating and the reasonable fees and disbursements of one counsel for the selling Holders selected by such selling Holders; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities (other than as a result of information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested) to be registered pursuant to such request (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one of the two demand registrations pursuant to Section 1.2.

          1.7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders pursuant to Section 1.9 of this Agreement. If any Holder who has requested inclusion of its Registrable Shares in such registration as provided herein disapproves of the terms of the underwriting, such Holder may elect, by written notice to the Company, to withdraw its Registrable Shares from such registration statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten in connection with such registration, the securities of the Company held by stock holders other than the Holders and offered by the Company shall be excluded from such registration statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares to be registered thereunder is required, the number of shares that may be included in such registration statement and underwriting shall be allocated among all Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 1.3; PROVIDED that, unless such registration is in connection with the Company's initial public offering, the number of Registrable Securities permitted to be included therein shall in any event be at least fifty percent (50%) of the securities included therein (based on aggregate market values). If any Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata in the manner described in the preceding sentence.

          1.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section l.

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          1.9     INDEMNIFICATION.  In the event any Registrable Securities are included in any registration statement under this Section 1:

                  (a) The Company will indemnify and hold harmless each Holder (and any partner, member or officer of such Holder), any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any expenses, losses, claims, damages, or liabilities (joint or several) to which such Holder, underwriter or controlling person may become subject under the Act, the 1934 Act or other federal or state law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement under which such Registrable Shares were registered under the Act, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law or any other federal, state or common law in connection with the registration statement or the offering contemplated thereby; and the Company will pay to each such Holder, underwriter or controlling person of such Holder or underwriter any legal or other expenses reasonably incurred by such Holder, underwriter or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnification provided in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any expense, loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by the Holder to the Company expressly for use in connection with such registration of such Holder's Registrable Shares by such Holder, underwriter or controlling person.

                  (b) Each Holder selling its Registrable Shares, severally, and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any expenses, losses, claims, damages, or liabilities to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (collectively, the "Holder Violation"), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder to the Company expressly for use in connection

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with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such expense, loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED that, in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds to such Holder from the sale of such Holder's Registrable Shares sold in connection with such registration.

                  (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as required under this Section 1.9 shall not relieve the indemnifying party of its obligations under this Section 1.9 except to the extent that the indemnifying party is adversely affected by such failure to provide such notice. The indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing or conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding.

                  (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information that was supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 1.9(d), (i) in no case shall any one Holder be liable or responsible for any amount in excess of the net proceeds received by such Holder from the offering and sale of such Holder's Registrable Securities pursuant to such registration statement which serves as the basis for any claim under this Section 1.9 and (ii) the Company shall be liable and responsible for any amount in excess of such net proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 1.9(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 1.9(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (e) Notwithstanding the foregoing, to the extent that the provisions with respect to indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering which includes Registrable Shares registered hereunder are in conflict with the foregoing provisions, the provisions in this Agreement shall control.

                  (f)    The obligations of the Company and Holders under this
Section 1.10 shall survive the termination of this Agreement and completion of any offering of Registrable Securities in a registration statement under this
Section 1 and otherwise.

          1.10 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep current public information available, as those terms are understood and defined in Rule 144 promulgated under the Act, at all times after ninety (90) days after the effective date of the first registration statement pursuant to a firm commitment underwriting filed by the Company for the offering of its securities to the general public;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of the Holders' Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public pursuant to a firm commitment underwriting is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 promulgated under the Act (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.11 FORM S-3 REGISTRATION. In the event that the Company receives a written request from any Holder that the Company effect a registration on Form S-3 (or any successor form relating to secondary offerings) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders in accordance with Section 5.5; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or a portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or a portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given to the Company within twenty (20) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
Section 1.11: (i) if Form S-3 is not available for such offering by the Holders;
(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000; or (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 45 days after receipt of the request of the Holder or Holders under this Section 1.11, PROVIDED, HOWEVER, that the Company shall not utilize this right to delay such registration on Form S-3 more than once in any twelve (12) month period.

                  (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as expeditiously as possible after receipt of the request or requests of the Holders. All expenses other than underwriting discounts and commissions incurred in connection with registrations requested pursuant to Section 1.11, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Registrations effected pursuant to this Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3. The obligations of the Company under Section 1.4(a) through 1.4(l) shall apply to any registration pursuant to this Section 1.11.

          1.12 MARKET STAND-OFF AGREEMENT. Each Investor hereby agrees that, during the period specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Act (the "Time Period"), it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; PROVIDED, HOWEVER, that:

                  (a) such restriction shall be applicable only to the first such registration statement of the Company filed with the SEC which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                  (b)    the Time Period shall not exceed 180 days;

                  (c) all officers and directors of the Company and all other holders of at least 1% of the shares of Common Stock outstanding immediately prior to such registration enter into similar agreements; and

                  (d) the Company shall use its reasonable efforts to enter into an agreement with the managing underwriter of the offering of the Company's Common Stock referenced in subsection (a) above to (i) allow periodic early releases of portions upon certain specified events, and (ii) and to provide that such early releases shall be on a pro rata basis for all parties subject to such restriction on any securities of the Company.

     In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     Notwithstanding the foregoing, the obligations described in this Section
1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or Form S-5 or similar forms which may be promulgated in the future.

          1.13 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after seven (7) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

          1.14 FUTURE ISSUANCES OF SECURITIES. Registration rights granted by the Company in connection with the issuance of any securities after the date hereof shall be no more favorable to the purchasers of such securities than the registration rights granted herein to the Investors.

     2.   COVENANTS.

     2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Investor owning at least an aggregate of 100,000 shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock:

                         (i)     as soon as practicable, but in any event within
ninety (90) days after the end of each fiscal year of the Company, a cash flow statement for such fiscal year, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year (all on a consolidated basis), and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied, including all footnotes, and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                         (ii)    within 30 days after the end of each month
(other than the last month of any fiscal year), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year prepared in accordance with U.S. generally accepted accounting principles, consistently applied;

                         (iii)   as soon as practicable, but in any event thirty
(30) days prior to the end of each fiscal year, a budget for the next fiscal year (prepared on a monthly basis) approved by the Company's Board of Directors and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

                         (iv)    All rights of the Investors under this
Section 2.1 shall terminate upon the Company's Qualified Public Offering (as defined below).

          2.2     RIGHT OF FIRST OFFER.

                  (a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each such case the Company shall have first complied with this Section 2.2. The Company shall deliver to each Qualified Investor a written notice of any proposal or intended issuance, sale or exchange of Offered Securities containing the information specified in this Section 2.2(a) (the "Offer"), which shall: (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Qualified Investor such Qualified Investor's Basic Amount.

                  (b) To accept an Offer, in whole or in part, a Qualified Investor must deliver to the Company, on or prior to the date 30 days after the date of delivery of the Offer, a notice of acceptance (the "Notice of Acceptance") providing a representation letter certifying that such Qualified Investor is an accredited investor within the meaning of Rule 501 under the Act and indicating the portion of the Qualified Investor's Basic Amount that such Qualified Investor elects to purchase and, if such Qualified Investor shall elect to purchase all of its Basic Amount, the additional portion of the Offered Securities attributable to the Basic Amounts of Other Qualified Investors as such Qualified Investor indicates it will purchase or acquire should other Qualified Investors subscribe for less than their Basic Amounts (the "Undersubscription Amount") (if any) that such Qualified Investor elects to purchase. If the Basic Amounts subscribed for by all Qualified Investors are less than the total of all of the Basic Amounts available for purchase, then each Qualified Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all Basic Amounts and the Basic Amounts subscribed for pursuant to this Section 2.2 (the "Available Undersubscription Amount"), each Qualified Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Qualified Investor bears to the total Undersubscription Amounts subscribed for by all Investors, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

                  (c) The Company shall have ninety (90) days from the expiration of the thirty (30) day period within which the Notice of Acceptance must be sent to the Company as set forth in Section 2.2(b) to issue, sell or exchange all or any part of the Offered Securities not purchased by Investors pursuant to this Section 2.2 (the "Refused Securities"), but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

                  (d) In the event the Company shall propose to sell less than all the Refused Securities, then each Qualified Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Qualified Investor elected to purchase pursuant to Section 2.1(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Qualified Investors pursuant to
Section 2.2(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Qualified Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Qualified Investor in accordance with Section 2.2(a).

                  (e) Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Company and Qualified Investors who have subscribed for a majority of the Offered Securities subscribed for by the Qualified Investors, such Qualified Investor or Qualified Investors shall acquire from the Company and the Company shall issue to such Qualified Investor or Qualified Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 2.2(d) if any of the Qualified Investors has so elected, upon the terms and conditions specified in the Offer.

                  (f) The purchase by the Qualified Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualified Investors and their respective counsel.

                  (g) Any Offered Securities not acquired by the Qualified Investors or other persons in accordance with Section 2.2(c) may not be issued, sold or exchanged until they are again offered to the Qualified Investors under the procedures specified in this Agreement.

                  (h)    The rights of the Qualified Investors under this
Section 2.2 shall not apply to:

                         (i)     Common Stock issued pursuant to a stock split,
subdivision of the outstanding shares of Common Stock, or dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into shares of Common Stock,

                         (ii)    shares of Common Stock issuable or issued to
employees, directors or consultants of this corporation pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation at any time,

                         (iii)   up to an aggregate of 20,250 shares of Common
Stock issued upon the exercise of the outstanding warrants issued to Paul Clark, Karen Elbing and Kristina Bieker-Brady,

                         (iv)    up to an aggregate of 15,750 shares of Common
Stock issued upon the exercise of an outstanding warrant issued to Silicon Valley Bank,

                         (v)     up to an aggregate of 49,000 shares of Series C
Preferred Stock issued upon the exercise of outstanding warrants issued to Comerica,

                         (vi)    up to an aggregate of 128,000 shares of Common
Stock issued upon the exercise of an outstanding warrant issued to Rockport Venture Securities, LLC,

                         (vii)   the issuance of shares of capital stock of the
Company to financial lending institutions in connection with any borrowings approved by the Board of Directors;

                         (viii)  the issuance of shares in connection with any
strategic alliances or strategic licensing agreements approved by the Board of Directors;

                         (ix)    shares of Common Stock issued upon conversion
of the Series Preferred Stock,

                         (x)     shares of Common Stock issued or issuable in a
public offering before or in connection with which all outstanding shares of Series Preferred Stock will be converted to Common Stock.

          2.3 INSPECTION. The Company shall permit each Investor who holds not less than five percent (5%) of the total number of shares of the Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities), subject to execution of reasonable nondisclosure agreements (if appropriate), to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with the officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

          2.4 TERMINATION OF CERTAIN COVENANTS. The covenants set forth in Sections 2.1, 2.2, and 2.3 shall terminate and be of no further force or effect upon the consummation of the sale of equity securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its equity securities to the general public with proceeds to the Company of at least $40 million and a per share price of at least $11.25 (subject to adjustment for any stock dividends, combinations, splits, recapitalizations and similar events) ("Qualified Public Offering").

          3.      COVENANTS.

                  3.1 NEGATIVE COVENANTS. The Company shall not, without the approval of the Company's Board of Directors (or any committee of the Board of Directors consisting of a majority of Preferred Directors (as defined below)), including the approval of at least three directors who are designated as a director by the Holders of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (the "Preferred Directors") pursuant to the Second Amended and Restated Voting Agreement of even date herewith by and among the Company and the Investors (as defined therein):

                  (a) authorize and implement the Company's annual operating and capital budgets, or make any material modifications thereto (for the purposes of this Agreement, the approval of the Company's annual operating and capital budget, as provided for in this section shall hereinafter be referred to as the "Approved Budget");

                  (b) pay bonuses to any senior executives not contemplated in the Approved Budget or such senior executive's employment agreement;

                  (c) enter into any employment agreement with any senior executive;

                  (d) enter into, or permit any subsidiary of the Company to enter into, any lines of business that are not primarily related to the business of the Company as conducted as of the date of this Agreement;

                  (e) acquire, directly or indirectly (including through a Company Subsidiary), all or substantially all of the properties, assets or stock of any other company or entity;

                  (f) incur any indebtedness, or permit any Company Subsidiary to incur any indebtedness (other than indebtedness of Company Subsidiaries owed to the Company), in excess of $1,000,000 in the aggregate, unless provided for in the Approved Budget;

                  (g) guarantee, or permit any Company Subsidiary to guarantee, directly or indirectly, any indebtedness or obligations except for trade accounts of any Company Subsidiary arising in the ordinary course of business;

                  (h) grant an exclusive license to any of the Company's Proprietary Rights or Intellectual Property (as such terms are defined in the Series D Convertible Preferred Stock Purchase Agreement of even date herewith by and among the Company and the Investors (as defined therein) (the "Series D Purchase Agreement"));

                  (i) repay of any debt of the Company or repurchase or cancel any of the securities of the Company, except that the Company may repay up to $4 million of its obligations under equipment leases outstanding as of the date hereof;

                  (j) redeem, retire, purchase or acquire, directly or indirectly, through subsidiaries or otherwise, any shares of the Company's capital stock, other than the repurchase of shares of Common Stock from holders upon termination of employment or service pursuant to agreements or plans approved by the Board of Directors; and

                  (k) other than as contemplated by this Agreement, other than transactions in the ordinary course of business, enter into, after the date of this Agreement, any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer, director or affiliate of the Company or any subsidiary or any member of their respective immediate families or any corporation or other entity directly or indirectly affiliated with one or more of such officers, directors or members of their immediate families; provided that the approval of any such transaction shall be obtained in advance and from a majority of the disinterested members of the Board of Directors.

          3.2     AFFIRMATIVE COVENANTS.

                  (a) The Company shall maintain for a period of five years after the date hereof term life insurance upon the life of Alexis Borisy in the amount of $1,000,000, with the proceeds payable to the Company.

                  (b) The Company shall require (i) all persons now or hereafter employed by the Company and (ii) all independent contractors utilized by the Company who have access to confidential or proprietary information of the Company to enter into non-disclosure and assignment of inventions agreements substantially in the form customarily used by the Company, a copy of which has been provided to the Investors prior to the date hereof, and shall require all employees who occupy or obtain a position of Associate Director or higher with the Company (or a similar or comparable position within the Company), unless otherwise agreed upon by a vote of the Company's Board of Directors (including a majority of the Preferred Directors) whether now employed or hereafter employed by the Company, to enter into non-competition and non-solicitation agreements in the form customarily used by the Company, a copy of which has been provided to the Investors prior to the date hereof, or such other form as may be approved by the Board of Directors of the Company and by a majority of the Preferred Directors or by any committee of the Board of Directors consisting of a majority of Preferred Directors.

                  (c) The Company agrees that it will not, without the prior written consent of the holders of a majority of the Series Preferred Stock then outstanding, terminate, amend or waive any rights under any inventions, confidentiality, non-competition or restricted stock agreement between the Company and any Founder (as defined in the Series D Purchase Agreement).

                  (d) At the time any individual becomes a Management Member (as defined in the Second Amended and Restated Co-Sale Agreement of even date herewith by and between the Company, the Preferred Stockholders, the Management Members and the Purchasers (each as defined therein) (the "Co-Sale Agreement"), the Company shall promptly have such individual sign, and become a party as a Management Member to the Co-Sale Agreement and the Company shall not issue any certificates representing shares of the Company's stock issuable to a Management Member until such time as such Management Member signs and becomes a party to the Co-Sale Agreement.

                  (e) The Company agrees that each fiscal year end audit shall be performed by Ernst & Young or other nationally recognized accounting firm approved by the Board of Directors.

                  (f) Except as otherwise approved by the Compensation Committee of the Board of Directors, from the date hereof all stock options granted by the Company to Alexis Borisy, Michael A. Foley, Brent R. Stockwell, Curtis T. Keith, other officers or directors of the Company or consultants shall vest as follows: 25% on the first anniversary of the grant of the stock options and 6.25% per quarter thereafter.

          3.3 TERMINATION. All covenants under this Section 3 shall terminate upon the completion of a firm commitment underwritten initial public offering of the Company's Common Stock with net proceeds to the Company of at least $40 million and a price per share of at least $11.25 (subject to adjustment for any stock dividends, combinations, splits, recapitalizations and similar events).

          4.      DIRECTED SHARE PROGRAM.

                  (a) In the event of an initial public offering of equity securities of the Company (the "IPO"), the Company will establish, or cause the managing underwriter to establish, a directed share program, consistent with applicable laws, rules and regulations (including, without limitation, rules and regulations promulgated by the SEC and the National Association of Securities Dealers, Inc. (the "NASD")), pursuant to which the Investors, on a pro rata basis in accordance with their ownership of Preferred Stock shall have the option to purchase up to seven and one half percent (7.5%) of the securities offered in the offering

(including securities offered in the over-allotment option) (the "Directed Shares") at the initial offering price to the public. The Investors holding Preferred Stock shall have a right of oversubscription with respect to the Directed Shares such that if any Investor fails to purchase its pro rata portion of the Directed Shares, the other Investors shall, among them, have the right to purchase up to the balance of the Directed Shares not so purchased. If, as a result thereof, such oversubscriptions exceed the total number of Directed Shares available in respect of such oversubscription privilege, the oversubscribing Investors shall be reduced with respect to their oversubscriptions on a pro rata basis in accordance with their ownership of Preferred Stock or as they may otherwise agree among themselves. Each Investor shall have the right to transfer his right to buy any Directed Shares or any part thereof to any Qualified Transferee. For purposes of this Agreement, "Qualified Transferee" shall mean, with respect to any Investor, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner, officer or director of such Investor and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Investor.

                  (b) Notwithstanding Section 4(a), if the SEC determines that the sale of Directed Shares as contemplated therein would violate the Securities Act, or if counsel for the Company determines that such sale would otherwise violate applicable laws, rules or regulations (including, without limitation, rules and regulations promulgated by the SEC and the NASD), the Company may satisfy in full its obligations under Section 4(a) by offering the Investors the option of purchasing unregistered shares of Common Stock in a private offering in the amount that otherwise would have been offered as Directed Shares either (i) prior to the IPO at a price to be negotiated in good faith between the Investors and the Company, which price shall not exceed the high point of the filing range of record at the SEC, or (ii) along side the IPO at the IPO price to the public; provided, however, that if the SEC determines that consummation of either alternative set forth above would violate the Securities Act, be "integrated" with the IPO, or if counsel for the Company determines that such alternative would otherwise violate applicable laws, rules or regulations (including, without limitation, rules and regulations promulgated by the SEC and the NASD), then the Company shall use its reasonable best efforts to take such lawful action as shall most closely preserve the rights of the Investors under this Section 4. Notwithstanding anything to the contrary in this
Section 4 or the Agreement contained, it is agreed and understood that the Company shall not be required to satisfy its obligations hereunder by selling registered and unregistered shares in excess of the maximum number of shares that the Company is prepared to register in an IPO. For avoidance of doubt, in the event, for whatever reason, the Company cannot satisfy its obligations hereunder with shares registered in the IPO, then the number of shares registered will be reduced on a one for one basis, by the number of unregistered shares provided to the Investors. Nothing herein shall in any way effect the right of the Investors to receive the full amount of the directed shares as described above.

          5.      MISCELLANEOUS.

          5.1 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

          5.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law.

          5.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts (including, in the case of a purchaser of Series D Preferred Stock, by means of a Financing Signature Page (as defined in the Series D Purchase Agreement)), each of which shall be an original but all of which together shall constitute one instrument.

          5.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.5 NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) in the case of any Investor with an address located outside the United States, three business days after being sent via a reputable international courier service guaranteeing three business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at 650 Albany Street, Boston, MA 02118, Attention:
President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Rubin & Rudman LLP, 50 Rowes Wharf, Boston, MA 02110, Attention: Peter Finn, Esq.; or

     If to an Investor, at the address set forth on EXHIBIT A to this Agreement for such Investor, or at such other address as may have been furnished in writing by such Investor to the other parties hereto, provided, however, that registered or certified mail shall not be used to provide notice to any such Investor with an address located outside of the United States.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

          5.6 ATTORNEY'S FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          5.7 AMENDMENTS OR WAIVER. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or specifically and either retroactively or prospectively), only by an instrument in writing executed by (a) the Company and (b) the holders of a majority of the Registrable Securities then outstanding; provided that this Agreement may be amended to add a new investor purchasing shares of Series D Preferred Stock from the Company on or prior to March 31, 2004 as an Investor hereunder by an instrument executed solely by the Company and such new investor and upon such amendment Schedule A hereto shall be amended to add such new investor. Any amendment or waiver so effected shall be binding upon the Company, each of the other parties hereto and any assignee or successor of any such party.

          5.8 SEVERABILITY. In the event that one or more of the provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          5.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          5.10 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the subject matters hereof.

          5.11 SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

          5.12 WAIVER. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

                [Remainder of the page left intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement as of the date first above written.

                         COMPANY:

                             COMBINATORX, INCORPORATED
                             a Delaware corporation


                             By: /s/ Alexis Borisy
                                -----------------------------------------
                                Name: Alexis Borisy
                                Title: Chief Executive Officer and President,
                                       hereunder duly authorized


                         INVESTORS:

                             Each of the Investors who have executed a counterpart signature page to this Agreement.


                 [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

NAME
AGTC Advisors Fund, L.P.
Alstertor Private Life GmbH & Co. KG
Applied Genomic Technology Capital Fund, L.P.
BIOVENTURES INVESTORS LIMITED PARTNERSHIP II
Boston Millennia Associates II Partnership
Boston Millennia Partners GmbH & Co. KG
Boston Millennia Partners II Limited Partnership
Boston Millennia Partners II-A Limited Partnership
Canaan Equity II Entrepreneurs LLC
Canaan Equity II L.P. (QP)
Canaan Equity II L.P.
CDIB BioScience Ventures I, Inc.
CDIB Biotech USA Investment, Co., Ltd.
CDIB Bioventures, Inc.
China Development Industrial Bank Inc.
Easton Hunt Capital Partners, L.P.
Foundation Medical Partners, L.P.
The Global Life Science Ventures Fonds II GmbH & Co. KG
The Global Life Science Ventures Fund II Limited Partnership
Jacob Goldfield
JPMORGAN Chase Bank as Custodian to the BVCF IV, L.P.
Novartis BioVentures Ltd.
POSCO BioVentures I, L.P.
Private Life BioMed AG, Hamburg
Dr. Seth Rudnick
Strategic Advisors Fund Limited Partnership
TL Ventures V Interfund L.P.
TL Ventures V L.P.
The Yasuda Enterprise Development II, Limited Partnership

                            COMBINATORX, INCORPORATED

                OMNIBUS CONSENT, WAIVER, AND AMENDMENT AGREEMENT

     This Omnibus Consent, Waiver, and Amendment Agreement ("Agreement") is made effective as of August 5, 2004 ("Effective Date"), by and among CombinatoRx, Incorporated, a Delaware corporation (the "Company"), and those of the Company's stockholders and directors as have executed a counterpart signature page to this Agreement.

ENLARGEMENT OF THE BOARD OF DIRECTORS

     WHEREAS, the Company and certain holders (the "Founders") of the Company's $0.001 par value common stock ("Common Stock") and certain holders of the Company's $0.001 par value preferred stock (the "Investors"), established an eight (8) person Board of Directors elected as set forth in that certain Second Amended and Restated Voting Agreement dated February 18, 2004 as amended by that certain Omnibus Consent and Amendment dated effective March 16, 2004 (as amended, the "Voting Agreement").

     WHEREAS, the Company's Board of Directors, Investors, and Founders wish to enlarge the Board of Directors to nine (9) members and to elect Frank Haydu as a Director.

     WHEREAS, the decision to enlarge the Board of Directors requires an amendment to (i) the Voting Agreement and (ii) the Company's Fourth Amended and Restated Certificate of Incorporation filed February 18, 2004 as amended by a Certificate of Amendment filed March 18, 2004 (as amended, the "Certificate").

DEBT FINANCINGS WITH WARRANT COVERAGE

     WHEREAS, in connection with a working capital credit facility with Lighthouse Capital Partners V, L.P. ("LCP-V"), the Company will issue warrants to LCP-V and its affiliated fund, Lighthouse Capital Partners IV, L.P. ("LCP-IV") (LCP-V and LCP-IV, collectively "Lighthouse"), to acquire (i) up to 90,772 shares of the Company's $0.001 par value Series D Preferred Stock (the "Preferred Stock") and (ii) up to an additional 84,288 shares of Preferred stock depending on the amount actually advanced by Lighthouse to the Company.

     WHEREAS, in connection with a working capital loan with General Electric Capital Corporation ("GECC"), the Company will issue a warrant to GECC to acquire up to 15,561 shares of Preferred Stock. For the purposes of this Agreement, the term "Warrants" shall refer collectively to the aforesaid warrants to be issued to LCP-IV, LCP-V, and GECC.

     WHEREAS, the possible addition of Lighthouse, GECC, and/or their respective designees as stockholders could require the addition of such persons to (i) the Company's Voting Agreement; (ii) that certain Second Amended and Restated Investors' Rights Agreement dated as of February 18, 2004 as amended by that certain Omnibus Consent and Amendment dated effective March 16, 2004 (as amended, the "Investors' Rights Agreement"); and (iii) that certain Second Amended and Restated Co-Sale Agreement dated as of February 18, 2004 as amended by that certain Omnibus Consent and Amendment dated effective March 16, 2004 (as amended, the "Co-Sale Agreement").

     WHEREAS, as a condition to the financings with Lighthouse and GECC, the Company has agreed to grant each of LCP-IV, LCP-V, and GECC registration rights with respect to the shares of the Company's Common Stock issuable upon conversion of the Preferred Stock purchasable pursuant to their respective Warrants, such registration rights to be the same as those available to the Investors pursuant to the Investors' Rights Agreement.

     WHEREAS, pursuant to the Investors' Rights Agreement, each of the Investors has a right (the "Right of First Offer") to be first offered such Investor's pro rata share of any new securities offered by the Company and the Investors' Rights Agreement may be amended or any provision thereof waived by an instrument in writing executed by the Company and by the holders of a majority of the "Registrable Securities" held by the Investors.

     WHEREAS, the undersigned Investors, representing at least a majority of the "Registrable Securities" held by the Investors, desire to waive their aforesaid right of first offer in connection with the Warrants.

     WHEREAS, as a condition to the financing with Lighthouse, the Company has agreed to grant LCP-V the right to purchase up to $500,000 worth of the stock the Company issues in its next private equity financing which right requires the Investors to agree to cut back their Right of First Offer to the extent LCP-V purchases up to $500,000 worth of the stock the Company issues in its next private equity financing.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the terms set forth below.

SECTION 1.  AMENDMENT OF THE SECOND AMENDED AND RESTATED VOTING AGREEMENT.

     The Company and the Founders and Investors executing a counterpart to this Agreement hereby agree that effective as of the Effective Date, the Voting Agreement shall be and hereby is amended substantively as follows:

            (a) The first sentence of Article 1.2 of the Voting Agreement is hereby deleted in its entirety, and there is hereby substituted the following:

                 "The Company's Board of Directors shall consist of nine (9)
            directors."

            (b) Article 1.2 (f) of the Voting Agreement is hereby deleted in its entirety, and there is hereby substituted the following:

                 "(f)    To cause the election to the Company's Board of
            Directors as directors three (3) persons mutually designated by the directors elected pursuant to Section 1(a) through 1(e) of this Agreement, provided that the directors elected pursuant to this
            Section 1(f) shall not be serving as employees of the Company at the time of such election, initially Richard H. Aldrich, Richard Pops and Frank Haydu."

     and

            (c) The last sentence of Article 3.5 is hereby deleted in its entirety, and there is hereby substituted the following:

            "Notwithstanding the foregoing, this Agreement may be amended to add a new investor purchasing shares of Series D Preferred Stock from the Company pursuant to any of the following:

                 (i)     on or prior to March 31, 2004;

                 (ii) those certain warrants to purchase up to a maximum aggregate amount of 87,530 shares of Series D Preferred Stock originally issued by the Company to Lighthouse Capital Partners IV, L.P. in or about August 2004;

                 (iii) those certain warrants to purchase up to a maximum aggregate amount of 87,530 shares of Series D Preferred Stock originally issued by the Company to Lighthouse Capital Partners V, L.P. in or about August 2004; or

                 (iv) that certain warrant to purchase up to a maximum amount of 15,561 shares of Series D Preferred Stock originally issued to General Electric Capital Corporation in or about August 2004, as an Investor hereunder by an instrument executed solely by the Company and such new investor and upon such amendment Schedule A hereto shall be amended to add such new investor."

SECTION 2. AMENDMENT OF THE SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT.

     The Company and the Investors executing a counterpart to this Agreement hereby agree that effective as of the Effective Date the Investors' Rights Agreement shall be and hereby is amended substantively as follows:

     (a)    a new Section 2.2(i) shall be added to read as follows:

          "(i) Notwithstanding any other provision of this Agreement, in the event that all of the following conditions apply:

               (i) the Company delivers an Offer to the Investors pursuant to Section 2.2(a);

               (ii) Lighthouse Capital Partners V, L.P. or its successor ("LCP-V") is eligible to exercise and wishes to exercise the right (the "Lighthouse Right") to purchase securities of the Company as set forth in section 6.8 of that certain "Loan and Security Agreement" dated August ___, 2004 by and between the Company and LCP-V; and

               (iii) the Investors deliver Notices of Acceptance to the Company pursuant to Section 2.2(b) for such amount of the Offered Securities as would not permit LCP-V to fully exercise the Lighthouse Right, then the amounts of Offered Securities each Investor shall be entitled to purchase shall be cut back in the following manner to the minimum extent necessary to enable LCP-V to exercise the Lighthouse Right:

               (x) first, the Undersubscription Amount of each Investor specifying an Undersubscription Amount shall be cut back pro rata in relation to the Undersubscription Amounts specified by all other Investors who specified an Undersubscription Amount; and

               (y) second, if the adjustments made pursuant to paragraph 2.2(i)(x) were insufficient, the Basic Amount of each Investor who delivered a Notice of Acceptance shall be cut back pro rata in relation to the Basic Amounts specified by all other Investors who delivered a Notice of Acceptance."

          and

     (b) the current version of Section 5.7 is deleted in its entirety and replaced with the following new Section 5.7:

          "5.7 AGREEMENTS OR WAIVER. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or specifically and either retroactively or prospectively), only by an instrument in writing executed by (a) the Company and (b) the holders of a majority of the Registrable Securities then outstanding; provided that this Agreement may be amended to add a new investor purchasing shares of Series D Preferred Stock from the Company pursuant to any of the following:

               (i)     on or prior to March 31, 2004;

               (ii) those certain warrants to purchase up to a maximum aggregate amount of 87,530 shares of Series D Preferred Stock originally issued by the Company to Lighthouse Capital Partners IV, L.P. in or about August 2004;

               (iii) those certain warrants to purchase up to a maximum aggregate amount of 87,530 shares of Series D Preferred Stock originally issued by the Company to Lighthouse Capital Partners V, L.P. in or about August 2004; or

               (iv) that certain warrant to purchase up to a maximum amount of 15,561 shares of Series D Preferred Stock originally issued to General Electric Capital Corporation in or about August 2004, as an Investor hereunder by an instrument executed solely by the Company and such new investor and upon such amendment Schedule A hereto shall be amended to add such new investor. Any amendment or waiver so effected shall be binding upon the Company, each of the other parties hereto and any assignee or successor of any such party.

SECTION 3.  AMENDMENT OF THE SECOND AMENDED AND RESTATED CO-SALE AGREEMENT.

     The Company and the Founders, Investors, and Management Member (as defined in the Co-Sale Agreement) executing a counterpart to this Agreement hereby agree that effective as of the Effective Date the Co-Sale Agreement shall be and hereby is amended substantively as follows:

            (a) The last sentence of Article 11.6 is hereby deleted in its entirety, and there is hereby substituted the following:

            "Notwithstanding the foregoing, this Agreement may be amended to add a new investor purchasing shares of Series D Preferred Stock from the Company pursuant to any of the following:

                 (i)     on or prior to March 31, 2004;

                 (ii) those certain warrants to purchase up to a maximum aggregate amount of 87,530 shares of Series D Preferred Stock originally issued by the Company to Lighthouse Capital Partners IV, L.P. in or about August 2004;

                 (iii) those certain warrants to purchase up to a maximum aggregate amount of 87,530 shares of Series D Preferred Stock originally issued by the Company to Lighthouse Capital Partners V, L.P. in or about August 2004; or

                 (iv) that certain warrant to purchase up to a maximum amount of 15,561 shares of Series D Preferred Stock originally issued to General Electric Capital Corporation in or about August 2004, as an Investor hereunder by an instrument executed solely by the Company and such new investor and upon such amendment Schedule A hereto shall be amended to add such new investor."

SECTION 4.  CONFIRMATION OF CONTINUED EFFECT; AUTHORITY TO MAKE CHANGES.

     (a) The Company and the Founders and Investors executing a counterpart signature page to this Agreement agree that the Voting Agreement as modified herein shall remain in full force and effect as so modified. The Company and the Investors executing a counterpart signature page to this Agreement agree that the Investors' Rights Agreement as modified herein shall remain in full force and effect as so modified. The Company and the Founders, Investors, and Management Member executing a counterpart signature page to this Agreement agree that the Co-Sale Agreement as modified herein shall remain in full force and effect as so modified.

     (b) In order to reduce the costs associated with the closing of the transactions described in this Agreement, the undersigned hereby give the authority to the officers of the Company to make non-substantive changes to the amendments proposed in this Agreement without first seeking the consent of the Company's stockholders and directors.

SECTION 5.  WAIVER OF PARTICIPATION RIGHT.

     The Investors executing a counterpart signature page below for themselves and, in accordance with the provisions of Section 5.7 of the Investors' Rights Agreement, for all other Investors hereby waive the right of first offer (and any related or corresponding notice requirement) contained in the Investors' Rights Agreement to purchase any of the Warrants, any of the Preferred Stock issuable upon exercise of the Warrants, or any of the Common Stock issuable upon conversion of such aforesaid Preferred Stock.

SECTION 5.  CONSENT IN LIEU OF A MEETING.

     Pursuant to sections 141(f), 228, and 242 of the Delaware General Company Law and the Company's By-laws, the undersigned stockholders (including Stockholders holding the requisite number of shares of any class or series entitled to a class vote, as appropriate) and the Directors hereby consent to the following resolutions without the necessity of calling or holding a formal meeting of the Stockholders and Directors and direct the Secretary of the Company ("Secretary") to file a copy of this Agreement with the minutes of the
Company:

     APPROVAL OF MATTERS RELATED TO THIS OMNIBUS CONSENT, WAIVER, AND AMENDMENT AGREEMENT

     RESOLVED: That, it is in the best interests of the Company to enlarge the Board of Directors to nine (9) members.

     RESOLVED: That effective upon the filing of the Certificate of Amendment
               (as hereinafter defined), Frank Haydu is hereby elected as a Director of the Company to hold office until the earlier of his resignation, death, or replacement.

     RESOLVED: That, the Company is authorized to enter into, and the officers of the Company each acting alone on behalf of the Company and in their respective capacities as officers of the Company, are authorized, empowered, and directed to amend and execute and deliver this Omnibus Consent, Waiver, and Amendment Agreement.

     AMENDMENT OF FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     RESOLVED: That, in connection with and as a condition to the enlargement of the Board of Directors to nine (9) members and in connection with the issuance of the Warrants, the Company is hereby authorized to further amend its Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 18, 2004 ("Fourth Certificate") by filing with the Secretary of State of the State of Delaware that certain Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation substantively in the form of that attached hereto as Exhibit 1 ("Certificate of Amendment"), such Certificate of Amendment providing for the enlargement of the Board of Directors to nine (9) members and for the increase in the number of shares of Common Stock and Preferred Stock that the Company is authorized to issue, and the resolutions set forth in the Certificate of Amendment at paragraph 3 are hereby approved and adopted as written therein.

     RESOLVED: That, in connection with the foregoing resolution, the officers of the Company, each acting alone on behalf of the Company and in their respective capacities as officers of the Company, are authorized, empowered, and directed to execute the Certificate of Amendment and file it with the

               Secretary of State of the State of Delaware along with the payment of the appropriate filing fee out of the Company's funds.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

                                       8